Exhibit 99.1

Mr. Nick Swenson	June 7, 2013

Chairman of the Board

Pro-Dex, Inc.

2361 McGaw Avenue

Irvine, Ca. 92614

Dear Nick,

I regret to inform you that I am resigning from the Pro-Dex Board of Directors effective today, June 7, 2013. I wish you and all the Pro-Dex Team every success.

Sincerely,

/s/ William L. Healey

William L. Healey